As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4459170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Marcus, Esq.

Senior Managing Director and General Counsel

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Hong, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CME Group

Debt Securities

Class A Common Stock

Preferred Stock

Warrants

From time to time, we may offer debt securities, Class A Common Stock, Preferred Stock or warrants.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors. The securities also may be resold by selling securityholders, whether or not they own securities on the date hereof.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our Class A Common Stock is listed on The NASDAQ Global Select Market under the symbol “CME.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 8 and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement.

None of the SEC, any state securities commission or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus, at our discretion in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement or free writing prospectus may also add to, update or change information contained in this prospectus. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.

Unless otherwise stated or the context otherwise requires, in this prospectus the terms “CME Group,” “we,” “us” and “our” refer to CME Group Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other materials with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including CME Group Inc., that file electronically with the SEC.

General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, is available free of charge through our Internet website at http://investor.cmegroup.com. Information on our Internet website is not incorporated into this prospectus, any accompanying prospectus supplement or our other securities filings and is not a part of this prospectus or any such prospectus supplement or other securities filings.

INCORPORATION BY REFERENCE

The SEC’s rules allow “incorporation by reference” into this prospectus of information contained in documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate herein by reference (or that is so filed and deemed incorporated herein by reference) after the date of this prospectus will be deemed automatically to update and supersede this information. The following documents previously filed with the SEC are incorporated herein by reference (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 27, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2024; and

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the description of our Class A Common Stock contained in the prospectus included in our Registration Statement on Form S-1, as amended, which description is incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on November 29, 2002, including any amendments or reports filed with the SEC for the purpose of updating such description.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits other than exhibits that are specifically incorporated by reference in that information. Requests should be directed to the following address, telephone number or email address:

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Tel: (312) 930-1000

Attention: Shareholder Relations

Email: officeofthesecretary@cmegroup.com

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus and the documents incorporated by reference herein and therein, as well as those contained in other written reports and verbal statements, that are not historical facts, including discussions of our expectations regarding future performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect” and similar expressions, including references to assumptions. These forward-looking statements are based on currently available competitive, financial and economic data, current expectations, estimates, forecasts and projections about the industries in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are:

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increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks;

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our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, and our ability to maintain the competitiveness of our existing products and services;

•	our ability to adjust our fixed costs and expenses if our revenues decline;

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our ability to manage variable costs relating to our transition to the Google Cloud and minimize duplicative costs during the transition between maintaining the on-premise environment and the Google Cloud environment;

•	our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers;

•	our ability to expand and globally offer our products and services;

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changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes, restrictions on our ability to offer our products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies;

•	the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others;

•	decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions;

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changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure;

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the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing firms and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business;

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the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets;

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our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third-party providers that our clients and third-parties rely on;

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our reliance on third-party distribution partners, including independent software vendors, Futures Commission Merchants, introducing brokers, broker-dealers around the world, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities;

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volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates;

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economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers;

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our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements without failure or degradation of the performance of our trading and clearing systems and meeting our regulatory reporting obligations;

•	our ability to execute our growth strategy and maintain our growth effectively;

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our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services, our primary business and distribution partners’ actions and our partnership with Google, including our ability to manage the successful implementation of our agreements with Google and our data center partners;

•	variances in earnings on cash accounts and collateral that our clearing house holds for its clients;

•	impact of our pricing/fee level and structure and incentive changes;

•	impact of aggregation services and internalization on trade flow and volumes;

•	any negative financial impacts from changes to the terms of intellectual property and index rights;

•	our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business;

•	industry, channel partner and customer consolidation and/or concentration;

•	decreases in trading and clearing activity;

•	the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions;

•	increases in effective tax rates, borrowing costs or changes in tax policy;

•	our ability to maintain our brand and reputation; and

•	the unfavorable resolution of material legal proceedings.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements and by the risk factors included in this prospectus and in the documents we incorporate by reference. We caution you not to place undue reliance on any forward-looking statements. Except as required by law, rule or regulation, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CME GROUP INC.

This summary highlights information about CME Group. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in “Where You Can Find More Information.”

CME Group enables clients to trade futures, options, cash and over-the-counter (OTC) products, optimize portfolios, and analyze data—empowering market participants worldwide the ability to efficiently manage risk and capture opportunities.

CME Group exchanges offer the widest range of global benchmark products across interest rates, equity indexes, foreign exchange (FX), and agricultural, energy and metals commodities. We also offer cash and repo fixed income trading via BrokerTec, and spot and OTC FX trading via EBS. Additionally, we operate one of the world’s leading central counterparty clearing providers.

CME Group Inc. is a Delaware corporation incorporated in 2001. CME Group Inc.’s Class A Common Stock is listed on The NASDAQ Global Select Market under the symbol “CME.” Our principal executive offices are located at 20 South Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 930-1000.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include, without limitation, acquisitions, debt repayments or other purposes. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

We will not receive any proceeds in the event that securities are sold by a selling securityholder unless otherwise indicated in the applicable prospectus supplement or other offering material.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture dated as of August 12, 2008 between us and U.S. Bank Trust Company, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The senior indenture and a form of the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

As used in this “Description of Debt Securities,” the terms “CME Group,” “we,” “our” and “us” refer to CME Group Inc., a Delaware corporation, and do not, unless otherwise provided, include subsidiaries of CME Group Inc.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of CME Group. The senior debt securities will rank equally with any of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “—Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

CME Group’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to CME Group, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by CME Group. Therefore, without such guarantees, the assets of CME Group’s subsidiaries will be subject to the prior claims of all their respective creditors, including the lenders under any credit facilities maintained by our subsidiaries and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to CME Group by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities; any limit on the aggregate principal amount of debt securities of such series;

•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $2,000 or any integral multiple of $1,000;

•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;

•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;

•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;

•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;

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the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

•	the rate or rates of amortization of the debt securities, if any;

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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;

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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;

•	the application, if any, of the terms of the applicable indenture relating to discharge, defeasance and covenant defeasance, which terms are described below, to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	the depositary for global or certificated debt securities;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;

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whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and any other specific terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of CME Group.

The subordinated indenture does not limit the issuance of additional senior debt.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not merge with or into or consolidate with any other person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets, taken as a whole, to any other person other than a direct or indirect wholly-owned subsidiary of ours, and we will not permit any person (other than a direct or indirect wholly-owned subsidiary of ours) to merge with or into or consolidate with us or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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we are the surviving corporation or, in case we merge into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, the person into which we are merged or formed by such consolidation or the person which acquires or leases all or substantially all of our properties and assets is a corporation, partnership or trust organized the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger,

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conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default, Notice and Waiver

Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of CME Group; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•

the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not have a material adverse effect on the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;

•

change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

•	reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security; or

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

The subordinated indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Concerning the Trustee

We anticipate appointing U.S. Bank Trust Company, National Association, the trustee under the indentures, as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. As of the date of this prospectus, U.S. Bank Trust Company, National Association is a lender under our multi-currency revolving senior credit facility and under the 364-day multi-currency revolving secured credit facility of our subsidiary Chicago Mercantile Exchange Inc. The trustee or its affiliates may in the future provide banking and other services to us and our subsidiaries in the ordinary course of their respective businesses.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock. The following description is a summary and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the relevant provisions of Delaware law.

As used in this “Description of Capital Stock,” the terms “CME Group,” “we,” “our” and “us” refer to CME Group Inc., a Delaware corporation, and do not, unless otherwise provided, include subsidiaries of CME Group Inc.

General

Our authorized capital stock of 1,010,003,138 shares consists of the following:

•	1,000,000,000 authorized shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

•	625 authorized shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

•	813 authorized shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

•	1,287 authorized shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”);

•	413 authorized shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”); and

•	10,000,000 authorized shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

The term “Class B Common Stock” means, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. As of February 12, 2025, there were 360,354,174 shares of Class A Common Stock, 625 shares of Class B-1 Common Stock, 813 shares of Class B-2 Common Stock, 1,287 shares of Class B-3 Common Stock and 413 shares of Class B-4 Common Stock issued and outstanding. As of February 12, 2025, there were approximately 4.6 million shares of non-voting Series G preferred stock outstanding. From time to time in this prospectus, we refer to the Class A Common Stock and Class B Common Stock collectively as the common stock.

Common Stock

With the exception of the matters reserved to holders of Class B Common Stock, holders of common stock vote together on all matters for which a vote of common shareholders is required. In these votes, each holder of shares of Class A Common Stock or Class B Common Stock has one vote per share. Matters reserved to the holders of Class B Common Stock, votes applicable to each class of Class B Common Stock in these matters and certain voting restrictions on holders of Class B Common Stock are described below under “—Additional Provisions of Class B Common Stock.”

Holders of common stock are entitled to receive, and to share equally on a per share basis in, such dividends and other distributions, if any, as may be declared by our board of directors (“Board”), subject to the rights of holders of Preferred Stock. Holders of our common stock have no conversion, preemptive or subscription rights. In the event of any liquidation, dissolution or winding up of CME Group, holders of common stock are entitled to receive any amounts available for distribution to holders of common stock after the payment of, or provision for, obligations of CME Group and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

Additional Provisions of Class B Common Stock

The Class B Common Stock comprises four classes with the following characteristics:

Class	Authorized Number of Shares	Associated Exchange Membership	Number of Directors Class Can Elect	Number of Votes Per Share on “Core Rights”
Class B-1 Common Stock	625	CME Division	3	6
Class B-2 Common Stock	813	International Monetary Market Division	2	2
Class B-3 Common Stock	1,287	Index and Option Market Division	1	1
Class B-4 Common Stock	413	Growth and Emerging Markets Division	0	1/6

Associated Exchange Membership. Each class of Class B Common Stock is associated with a membership in a specific division for trading at Chicago Mercantile Exchange Inc. (“CME”). A CME trading right is a separate asset that is not part of or evidenced by the associated share of Class B Common Stock. The Class B Common Stock is intended only to ensure that the holders of Class B Common Stock retain rights with respect to the election of six members to the Board and approval rights with respect to the Core Rights described below.

Commitment to Open Outcry. Our certificate of incorporation includes a commitment to maintain open outcry floor trading on CME for a particular traded product as long as the open outcry market meets any of the liquidity tests specified in our certificate of incorporation. The commitment requires us to maintain a facility for conducting business, for disseminating price information and for clearing and delivery and to provide reasonable financial support for technology, marketing and research for open outcry markets. If, as a result of a failure to meet the liquidity tests, an open outcry market is not deemed “liquid,” our Board may determine whether that market will be closed.

Voting on Core Rights. Holders of shares of our Class B Common Stock have the right to approve changes to specified rights relating to the trading privileges at CME associated with those shares. These “Core Rights” consist of:

•	the divisional product allocation rules applicable to each membership class as set forth in the rules of CME;

•	the trading floor access rights and privileges granted to members of CME;

•	the number of authorized and issued shares of any class of Class B Common Stock; and

•	the eligibility requirements for any person to exercise any of the trading rights or privileges of members in CME.

Votes on changes to Core Rights are weighted by class. Each class of Class B Common Stock has the following number of votes on matters relating to Core Rights: Class B-1 Common Stock, six votes per share; Class B-2 Common Stock, two votes per share; Class B-3 Common Stock, one vote per share; and Class B-4 Common Stock, one-sixth of one vote per share. Any change to Core Rights must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter are present at such meeting. Under Delaware law, changes to the number of authorized shares of a class also require the approval of the holders of a majority of the outstanding shares of that class.

Based on the number of shares of each class of Class B Common Stock currently outstanding, because of the weighted voting mechanism for the Class B Common Stock with respect to changes to Core Rights, a change to Core Rights, other than a change to the number of authorized shares of Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock, may be effected by the approval of the holders of the Class B-1

Common Stock, even though the holders of shares of the other classes of Class B Common Stock voted against the change.

Election of Directors. Our certificate of incorporation provides that the number of directors that shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted by our Board, which number shall be no more than 30. Holders of Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock have the right to elect six directors to our Board, of which three (the “Class B-1 Directors”) are elected by the holders of Class B-1 Common Stock, two (the “Class B-2 Directors”) are elected by the holders of Class B-2 Common Stock and one (the “Class B-3 Director”) is elected by the holders of Class B-3 Common Stock. We refer to the Class B-1 Directors, the Class B-2 Directors and the Class B-3 Director collectively as the “Class B Directors.” The directors that are not Class B Directors, which we refer to as equity directors, are elected by the holders of the Class A Common Stock and Class B Common Stock, voting together as a class. Nominees for election as equity directors are nominated for election by our Board upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee selects, subject to the provisions of our certificate of incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock. The holders of shares of Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock also have the right to elect nominating committees for their respective class, which are responsible for nominating candidates for election to the Board by their class. Our certificate of incorporation requires that director candidates for election by a class of Class B Common Stock own, or be recognized as the owner for the purposes of CME of, at least one share of that class. As of the date of this prospectus, the number of directors that constitutes the whole Board is 22.

Voting Restrictions. Our certificate of incorporation provides that, for so long as any person or group of persons acting in concert beneficially own 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors, such person or group is only entitled to vote a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of outstanding shares of that class which is less than or equal to the percentage of Class A Common Stock beneficially owned by such person or group.

Transfer Restrictions. Shares of Class B Common Stock are subject to transfer restrictions contained in our certificate of incorporation. These transfer restrictions prohibit the sale or transfer of any shares of Class B Common Stock separate from the sale of the associated membership interest in CME. No membership in CME may be sold unless the purchaser also acquires the associated share of Class B Common Stock.

Preferred Stock

We are authorized to issue up to 10 million shares of Preferred Stock. Our certificate of incorporation authorizes the issuance of shares of Preferred Stock in one or more series at such times and for such consideration as our Board may determine and authorizes our Board to fix the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of the shares of each wholly unissued series. Our Board may fix the number of shares of each series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

When CME Group issues Preferred Stock, we will provide specific information about the particular series being offered in a prospectus supplement. This information will include some or all of the following:

•	the title or designation of the series;

•

the number of shares of the series, which the Board may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•

the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other series or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of CME Group;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of CME Group or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the Preferred Stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the Preferred Stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our certificate of incorporation then in effect or our bylaws then in effect.

Upon issuance, the shares of Preferred Stock will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

In 2021, we issued 4.6 million shares of non-voting Series G preferred stock. These shares are convertible to Class A common stock at a 1:1 ratio at the discretion of the holder. Our preferred stock has the same equitable interest in our earnings and the same dividend payments per share as our Class A shares on an as converted basis. As of February 12, 2025, there was one holder of record of our Series G preferred stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our certificate of incorporation and our bylaws provide that (1) we shall indemnify our directors and officers and former directors and officers to the fullest extent permitted by law; (2) such indemnification includes the right to advancement of expenses, if we have received an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights to indemnification conferred in our certificate of incorporation and our bylaws are not exclusive.

Exclusive Forum

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceed on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, shareholders, employees or agents to us or our shareholders, (iii) any action asserting a claim against us or any of our directors, officers, shareholders, employees or agents arising out of or relating to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us or any of our directors, officers, shareholders, employees or agents governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding described in clauses (i) through (iv) of this paragraph, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Other Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include:

Filling Vacancies on the Board Our certificate of incorporation provides that vacancies on our Board may be filled by a majority of our Board, and any director elected to fill such a vacancy will have the same remaining term as that of his or her predecessor, but any Class B vacancy must be filled from among the candidates who ran in the previous election for that directorship with the candidates being selected to fill the vacancy in the order of the aggregate number of votes received in the previous election. The inability of shareholders to fill vacancies on our Board will make it more difficult to change the composition of our Board.

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely and given in proper written form to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to our Secretary at our principal executive offices not fewer than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The notice must contain the information required by our bylaws, including information regarding the proposal and the proponent.

Special Meetings of Shareholders. Our certificate of incorporation and bylaws deny shareholders the right to call a special meeting of shareholders. Our certificate of incorporation and bylaws provide that only the chairman of our board or a majority of the Board may call special meetings of the shareholders.

No Written Consent of Shareholders. Our certificate of incorporation requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting and does not permit the shareholders to act by written consent, without a meeting.

Amendment of Certificate of Incorporation and Bylaws. Our certificate of incorporation generally requires the approval of not less than two-thirds of the voting power of all outstanding shares of common stock entitled to vote to amend any bylaws by shareholder action or the certificate of incorporation provisions, other than those with respect to filling vacancies on the Board, described in this “—Other Certificate of Incorporation and Bylaw Provisions” section. Only our Class B shareholders may amend provisions of our certificate of incorporation relating to the Core Rights described above.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”). Subject to exceptions set forth in Section 203, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include generally:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•

any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder except (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation, which securities were outstanding prior to the time that the interested stockholder became such, (b) pursuant to a merger of a parent and a wholly-owned subsidiary meeting specified criteria, (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation which security is distributed pro rata to all holders of a class or series of stock of the corporation subsequent to the time the interested stockholder became such, (d) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock or (e) any issuance or transfer of stock by the corporation; provided however, that in no case under the provisions described in the immediately-preceding clauses (c) through (e) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

Transfer Agent

The Transfer Agent and Registrar for our Class A Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Class A Common Stock or Preferred Stock, collectively referred to as the underlying warrant securities, and such warrants may be issued independently or together with any of the underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•

the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased; the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrants will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters for us in connection with the securities offered by this prospectus.

Underwriters, dealers or agents, if any, which we will identify in the applicable prospectus supplement and other offering material, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of CME Group Inc. appearing in CME Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of CME Group Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

SEC Registration Fee	$	*
Trustee’s Fees and Expenses		**
Printing and Engraving Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees		**
Miscellaneous		**

Total Expenses	$	**

*

To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

As permitted by Delaware law, Article ELEVEN of the certificate of incorporation of CME Group Inc. (“CME Group”) and Article VIII of CME Group’s bylaws provide that (1) CME Group shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by law; (2) such indemnification includes the right to advancement of expenses if CME Group has received an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by CME Group; and (3) the rights to indemnification conferred in the CME Group certificate of incorporation and bylaws are not exclusive. As permitted by the DGCL, Article TEN of CME Group’s certificate of incorporation includes a provision that eliminates the personal liability of CME Group’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to CME Group or its shareholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL (regarding payments of dividends, stock purchases or redemptions which are unlawful); or (d) for any transaction from which the director derived an improper personal benefit. This provision in CME Group’s certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to CME Group for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the full text of CME Group’s certificate of incorporation and bylaws. Copies of CME Group’s certificate of incorporation and bylaws have been filed as exhibits to this registration statement.

CME Group maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 16.	Exhibits.

The following documents are exhibits to this registration statement:

Exhibit Number	Description

1.1	Form of underwriting agreement.*

4.1	Fourth Amended and Restated Certificate of Incorporation of CME Group Inc. (incorporated by reference to Exhibit 3.2 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on November 4, 2021).

4.2	Seventeenth Amended and Restated Bylaws of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on December 9, 2022).

4.3	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 13, 2008).

4.4	Subordinated indenture, to be entered into between CME Group Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to CME Group Inc.’s Registration Statement on Form S-3 filed with the SEC on December 6, 2012).

4.5	Sixth Supplemental Indenture (including the form of 5.300% note due 2043) dated September 9 2013, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on September 9, 2013).

4.6	Seventh Supplemental Indenture (including the form of 3.000% note due 2025), dated March 9, 2015, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on March 9, 2015).

4.7	Eighth Supplemental Indenture (including the form of 3.750% note due 2028), dated as of June 21 2018, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on June 21, 2018).

4.8	Ninth Supplemental Indenture (including the form of 4.150% note due 2048), dated as of June 21, 2018, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on June 21, 2018).

4.9	Tenth Supplemental Indenture (including the form of 2.650% note due 2032), dated as of March 8, 2022, between CME Group Inc. and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.2 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2022).

4.10	Form of senior debt security (included in Exhibit 4.3).

4.11	Form of subordinated debt security (included in Exhibit 4.4).

4.12	Form of certificate of designations of preferred stock.*

4.13	Form of preferred stock certificate.*

4.14	Form of warrant agreement (including form of warrant certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**

24.1	Powers of attorney (included on signature pages to the registration statement).**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the indenture.**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the subordinated indenture.**

107	Filing Fee Table.**

*	To be filed by post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on March 3, 2025.

CME GROUP INC.

By:	/s/ Lynne Fitzpatrick
Lynne Fitzpatrick
Senior Managing Director, President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence A. Duffy, Lynne Fitzpatrick and Jonathan Marcus, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements relating to this registration statement, any additional registration statement under Rule 462(b) under the Securities Act of 1933 and any instruments necessary or appropriate in connection therewith and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 3, 2025.

Signature	Title

/s/ Terrence A. Duffy Terrence A. Duffy	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ Lynne Fitzpatrick Lynne Fitzpatrick	Senior Managing Director, President and Chief Financial Officer (Principal Financial Officer)

/s/ Jack Tobin Jack Tobin	Managing Director and Chief Accounting Officer (Principal Accounting Officer)

/s/ Kathryn Benesh Kathryn Benesh	Director

/s/ Timothy S. Bitsberger Timothy S. Bitsberger	Director

/s/ Charles P. Carey Charles P. Carey	Director

/s/ Elizabeth A. Cook Elizabeth A. Cook	Director

/s/ Bryan T. Durkin Bryan T. Durkin	Director

/s/ Harold Ford Jr. Harold Ford Jr.	Director

/s/ Martin J. Gepsman Martin J. Gepsman	Director

/s/ Larry G. Gerdes Larry G. Gerdes	Director

Signature	Title

/s/ Daniel R. Glickman Daniel R. Glickman	Director

/s/ Wiliam W. Hobert Wiliam W. Hobert	Director

/s/ Daniel G. Kaye Daniel G. Kaye	Director

/s/ Phyllis M. Lockett Phyllis M. Lockett	Director

/s/ Deborah J. Lucas Deborah J. Lucas	Director

/s/ Patrick W. Maloney Patrick W. Maloney	Director

/s/ Patrick J. Mulchrone Patrick J. Mulchrone	Director

/s/ Terry L. Savage Terry L. Savage	Director

/s/ Rahael Seifu Rahael Seifu	Director

/s/ William R. Shepard William R. Shepard	Director

/s/ Howard J. Siegel Howard J. Siegel	Director

/s/ Dennis A. Suskind Dennis A. Suskind	Lead Director

/s/ Robert J. Tierney Jr. Robert J. Tierney Jr.	Director